EXHIBIT 32.1

CONTANGO ORE, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of Contango ORE, Inc. (the “Company”) on Form 10-Q for the period ending December 31, 2020 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Rick Van Nieuwenhuyse, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 11, 2021

/s/ RICK VAN NIEUWENHUYSE
Rick Van Nieuwenhuyse
President and Chief Executive Officer